Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2025 FIRST QUARTER RESULTS
LAS VEGAS – May 8, 2025 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the first quarter ended March 31, 2025. In addition, on May 6, 2025, the Company’s Board of Directors authorized the Company’s next recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock payable on July 9, 2025 to shareholders of record as of June 25, 2025.
The Company repurchased 273,945 shares of common stock in the first quarter of 2025 at an average price of $27.79 per share for a total of $7.6 million. The Company has $91.8 million remaining under its share repurchase authorization.
Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our focus on customer experience and operational efficiencies allowed us to generate strong financial performance despite uncertain macroeconomic conditions. Our business remains resilient and we intend to continue to opportunistically repurchase our common stock under our current buyback authorization.”
Consolidated Results
The Company reported first quarter 2025 revenues of $160.8 million, compared to revenues of $174.0 million for the first quarter of 2024. Net income for the first quarter of 2025 was $2.5 million, or $0.09 per fully diluted share, compared to net income of $42.0 million, or $1.37 per fully diluted share, for the first quarter of 2024. Net income and diluted earnings per share for the first quarter of 2024 included the benefit of the $69.7 million gain on the sale of the Company’s distributed gaming operations in Nevada completed during the quarter. The Company incurred $2.0 million in transaction costs for the sale of its distributed gaming operations in Nevada during the first quarter of 2024. First quarter 2025 Adjusted EBITDA was $37.6 million, compared to Adjusted EBITDA of $41.0 million for the first quarter of 2024.
Debt and Liquidity

As of March 31, 2025, the Company’s total principal amount of debt outstanding was $411.3 million, consisting primarily of $393.0 million in outstanding term loan borrowings and $15.0 million in outstanding borrowings under the Company’s revolving credit facility. The Company repaid $5.0 million of its revolving credit facility during the first quarter of 2025.
As of March 31, 2025, the Company had cash and cash equivalents of $50.5 million and $225.0 million of remaining availability under its revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, May 8, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2025 first quarter results. The conference call may be accessed live over the phone by dialing (800) 715-9871 or for international callers by dialing (646) 307-1963; the conference ID is 5455274. A replay will be available beginning at 7:00 pm ET that day and may be accessed by dialing (800) 770-2030 or (609) 800-9909 for international callers; the passcode is 5455274#. The telephone replay will be available until May 15, 2025. The call will also be webcast live through the “Conference Calls” section of the Company’s Investor Relations website, https://www.goldenent.com/conference-calls.php. A replay of the audio webcast will also be available under the same link on the Company’s website beginning at 7:00 pm ET.

Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets and business outlook; return of capital to shareholders (including through the payment of recurring quarterly cash dividends or repurchase of shares of the Company’s common stock); projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions; legislative and regulatory matters; increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel; the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision maker and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before depreciation and amortization, non-cash lease benefit or expense, share-based compensation expense, gain or loss on disposal of assets and businesses, loss on debt extinguishment and modification, preopening and related expenses, impairment of assets, interest, income taxes, and other non-cash charges and non-recurring expenses that are deemed to be not indicative of the Company’s core operating results.
About Golden Entertainment
Golden Entertainment operates a diversified entertainment platform of gaming and hospitality assets. The Company operates eight casinos and 72 gaming taverns in Nevada, featuring approximately 5,500 slots, 100 table games and 6,000 hotel rooms. For more information, visit www.goldenent.com.

Investors
Charles H. Protell	James Adams
President and Chief Financial Officer	VP Corporate Finance and Treasurer
(702) 893-7777	(702) 495-4470
james.adams@goldenent.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Gaming	$80,261	$86,949
Food and beverage	42,284	43,661
Rooms	27,169	29,400
Other	11,129	14,037
Total revenues	160,843	174,047
Expenses
Gaming	20,597	26,891
Food and beverage	33,943	34,176
Rooms	15,483	16,234
Other	3,014	4,080
Selling, general and administrative	54,138	59,987
Depreciation and amortization	22,469	22,120
(Gain) loss on disposal of assets	(27)	14
Gain on sale of business	—	(69,736)
Preopening expenses	157	139
Total expenses	149,774	93,905
Operating income	11,069	80,142
Non-operating expense
Interest expense, net	(7,499)	(10,686)
Total non-operating expense, net	(7,499)	(10,686)
Income before income tax provision	3,570	69,456
Income tax provision	(1,071)	(27,493)
Net income	$2,499	$41,963

Weighted-average common shares outstanding
Basic	26,512	28,724
Diluted	27,801	30,679
Net income per share
Basic	$0.09	$1.46
Diluted	$0.09	$1.37

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Revenues
Nevada Casino Resorts	$94,221	$101,012
Nevada Locals Casinos	38,831	38,991
Nevada Taverns	27,470	27,807
Corporate and Other	321	218
Total revenues - Continuing Operations	160,843	168,028
Distributed Gaming	—	6,019
Total revenues - Divested Operations	—	6,019
Total revenues	$160,843	$174,047
Adjusted EBITDA
Nevada Casino Resorts	$24,769	$26,891
Nevada Locals Casinos	17,865	17,536
Nevada Taverns	7,348	7,561
Corporate and Other	(12,401)	(11,480)
Total Adjusted EBITDA - Continuing Operations	37,581	40,508
Distributed Gaming	—	484
Total Adjusted EBITDA - Divested Operations	—	484
Total Adjusted EBITDA	$37,581	$40,992
Adjustments
Depreciation and amortization	(22,469)	(22,120)
Non-cash lease benefit	93	85
Share-based compensation	(3,062)	(3,269)
Gain (loss) on disposal of assets	27	(14)
Gain on sale of business	—	69,736
Preopening and related expenses	(157)	(139)
System implementation costs (1)	(69)	—
Other, net	(875)	(5,129)
Interest expense, net	(7,499)	(10,686)
Income tax provision	(1,071)	(27,493)
Net income	$2,499	$41,963
(1)System implementation costs represent expenses related to the implementation of new enterprise resource planning, finance, payroll and human capital management software.
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